Exhibit (c)(4)

REQUESTED BY HONG KONG SECURITIES AND FUTURES COMMISSION
THE FINANCIAL AND OTHER INFORMATION CONTAINED IN THE PRESENTATION WAS EXTRACTED FROM PUBLICLY AVAILABLE INFORMATION AND WAS NOT INTENDED TO BE USED IN THE COMPOSITE DOCUMENT IN RELATION TO THE H SHARE OFFER AND WAS THEREFORE NOT PREPARED WITH A VIEW TO ENSURING COMPLIANCE WITH RULE 10 OF THE TAKEOVERS CODE.

Confidential
Presentation to:
Project Chunhui
DATA BOOK — INTERIM UPDATE OF TRADING AND PREMIUM INFORMATION
AUGUST 3, 2005

A-Share Turnover Information

Turnover Information
Price	15 Days		30 Days		45 Days		59 Days
	Trading	% of Total	Trading	% of Total	Trading	% of Total	Trading	% of Total
	Volume	A- Shares	Volume	A- Shares	Volume	A- Shares	Volume	A- Shares
	(MM)		(MM)		(MM)		(MM)

< 2.25	—	—	—	—	—	—	—	—
2.25 - 2.39	3.2	1.6%	3.2	1.6%	3.2	1.6%	3.2	1.6%
2.40 - 2.54	16.8	8.4%	16.8	8.4%	16.8	8.4%	16.8	8.4%
2.55 - 2.69	10.4	5.2%	10.4	5.2%	10.4	5.2%	10.4	5.2%
2.70 - 2.84	14.3	7.1%	17.9	8.9%	17.9	8.9%	17.9	8.9%
2.85 - 2.99	10.7	5.3%	10.7	5.4%	10.7	5.4%	10.7	5.4%
3.00 - 3.14	—	0.0%	4.7	2.3%	4.7	2.3%	6.7	3.4%
3.15 - 3.29	—	0.0%	4.3	2.2%	7.2	3.6%	16.3	8.2%
3.30 - 3.44	—	0.0%	4.1	2.1%	22.4	11.2%	48.7	24.3%
3.45 - 3.59	—	0.0%	16.4	8.2%	33.3	16.7%	39.6	19.8%
3.60 - 3.75	—	0.0%	9.3	4.6%	26.6	13.3%	27.0	13.5%
3.75 - 3.90	—	0.0%	—	0.0%	2.6	1.3%	2.6	1.3%
> 3.90	—	—	—	—	—	—	—	—
Note: The days shown above are active trading days. Shares equivalent to the total number of A shares were traded in the last 59 days. Information as of August 1, 2005.
50% of Y’s A shares have traded at or below RMB 3.30 in the last 59 days
80% of Y’s A shares have traded at or below RMB 3.60 in the last 59 days

H-Share Turnover Information

Turnover Information
Price	10 Days		20 Days		30 Days		39 Days
	Trading	% of Total	Trading	% of Total	Trading	% of Total	Trading	% of Total
	Volume	H- Shares	Volume	H- Shares	Volume	H- Shares	Volume	H- Shares
	(MM)		(MM)		(MM)		(MM)

< 1.45	—	—	—	—	—	—	—	—
1.45 – 1.49	—	0.0%	2.0	0.2%	2.0	0.2%	2.0	0.2%
1.50 – 1.44	—	0.0%	5.8	0.6%	5.8	0.6%	5.8	0.6%
1.55 – 1.59	—	0.0%	22.2	2.3%	22.2	2.3%	22.2	2.3%
1.60 – 1.64	0.5	0.1%	14.1	1.5%	14.1	1.5%	42.8	4.4%
1.65 – 1.69	—	0.0%	46.4	4.8%	46.4	4.8%	102.9	10.7%
1.70 – 1.74	2.5	0.3%	53.8	5.6%	53.8	5.6%	73.1	7.6%
1.75 – 1.79	29.1	3.0%	43.9	4.5%	43.9	4.5%	77.0	8.0%
1.80 – 1.84	40.3	4.2%	58.8	6.1%	58.8	6.1%	91.5	9.5%
1.85 – 1.89	13.2	1.4%	36.0	3.7%	42.1	4.4%	105.3	10.9%
1.90 – 1.94	7.8	0.8%	28.2	2.9%	71.9	7.4%	171.6	17.8%
1.95 – 1.99	54.8	5.7%	54.8	5.7%	99.2	10.3%	143.0	14.8%
2.00 – 2.04	35.8	3.7%	35.8	3.7%	68.2	7.1%	90.8	9.4%
2.05 – 2.10	15.0	1.6%	15.0	1.6%	28.6	3.0%	36.8	3.8%
> 2.10	—	—	—	—	—	—	—	—
Note: The days shown above are active trading days. Shares equivalent to the total number of H shares were traded in the last 39 days. Information as of August 1, 2005.
67.67% of Y’s H shares have traded at or below HK$ 1.95 in the last 59 days
90% of Y’s H shares have traded at or below HK$ 2.05 in the last 59 days

Premium Statistics– H Shares

Trading Data of Y’s H Shares (Premium versus Reference Price)
	Stock
	Price as		52-Week
	of		Performance		Average Closing Price
	8/1/2005	IPO Price	High	Low	10 days	20 days	30 days	90 days	6 months
(HK$)	2.03	1.59	3.13	1.31	1.85	1.84	1.88	1.84	2.07
Reference
Price

2.03	0.0%	27.4%	-35.2%	54.6%	9.3%	10.0%	7.8%	10.0%	-2.4%
2.08	2.5%	30.6%	-33.6%	58.4%	12.0%	12.8%	10.5%	12.7%	0.1%
2.13	4.9%	33.7%	-32.0%	62.2%	14.6%	15.5%	13.1%	15.4%	2.5%
2.18	7.4%	36.9%	-30.4%	66.0%	17.3%	18.2%	15.8%	18.1%	4.9%
2.23	9.9%	40.0%	-28.8%	69.8%	20.0%	20.9%	18.4%	20.8%	7.3%
2.28	12.3%	43.2%	-27.2%	73.7%	22.7%	23.6%	21.1%	23.5%	9.7%
2.33	14.8%	46.3%	-25.6%	77.5%	25.4%	26.3%	23.8%	26.3%	12.1%
2.38	17.3%	49.5%	-24.0%	81.3%	28.1%	29.1%	26.4%	29.0%	14.5%
2.43	19.8%	52.6%	-22.4%	85.1%	30.8%	31.8%	29.1%	31.7%	16.9%
2.48	22.2%	55.8%	-20.8%	88.9%	33.5%	34.5%	31.7%	34.4%	19.3%
2.53	24.7%	58.9%	-19.2%	92.7%	36.2%	37.2%	34.4%	37.1%	21.8%
Source: Bloomberg

3

Premium Statistics — A Shares

Trading Data of Y’s A Shares (Premium versus Reference Price)
	Stock
	Price as		52-Week
	of	IPO	Performance		Average Closing Price
	8/1/2005	Price	High	Low	10 days	20 days	30 days	90 days	6 months
(RMB)	2.92	3.5	6.54	2.34	2.73	2.76	2.99	3.86	4.23
Reference
Price

4.13	41.6%	18.1%	-36.8%	76.7%	51.3%	49.9%	38.4%	7.1%	-2.4%
4.24	45.1%	21.0%	-35.2%	81.0%	55.0%	53.6%	41.8%	9.7%	0.1%
4.34	48.6%	24.0%	-33.7%	85.4%	58.7%	57.3%	45.2%	12.4%	2.5%
4.44	52.1%	26.9%	-32.1%	89.8%	62.5%	61.0%	48.6%	15.0%	4.9%
4.54	55.6%	29.8%	-30.5%	94.1%	66.2%	64.7%	52.0%	17.7%	7.3%
4.64	59.1%	32.7%	-29.0%	98.5%	69.9%	68.4%	55.4%	20.3%	9.7%
4.75	62.6%	35.6%	-27.4%	102.8%	73.7%	72.1%	58.9%	23.0%	12.1%
4.85	66.1%	38.5%	-25.9%	107.2%	77.4%	75.8%	62.3%	25.6%	14.5%
4.95	69.5%	41.5%	-24.3%	111.6%	81.1%	79.5%	65.7%	28.3%	16.9%
5.05	73.0%	44.4%	-22.7%	115.9%	84.9%	83.2%	69.1%	30.9%	19.3%
5.15	76.5%	47.3%	-21.2%	120.3%	88.6%	86.9%	72.5%	33.5%	21.8%
     Source: Bloomberg

4

Traded Petrochemical Companies
China Companies Asian Oils 140 130 120 190 180
110 170 160 100 150 140
90 130 120 80 110 100 70 90
07/2004 09/2004 12/2004 02/2005 05/2005 07/2005
60 Thai Comparables Taiwan Comparables 07/18/04 09/29/04 12/11/04 02/22/05 05/06/05 07/18/05 Japan Comparables S-Oil China Comparables Shenzhen A-Share SPC Nikkei 225 KOSPI STI Shanghai A-Share HSCEI SET

Traded Petrochemical Companies
Information of Traded Petrochemical Companies (as of Aug 1, 2005)

Valuation Multiples	Share	Market	Price / EPS		Firm	Firm Value / EBITDA
(Dollar in Millions, Except Stock Price)	Price	Cap(a)	2005E	2006E	Value(b)	2005E	2006E
		(in US$MM)			(in US $MM)

Y (A Share)	RMB 2.92	$1,187	14.2x	7.1x	$1,678	5.5x	4.8x

Chinese Cos — A shares
Sinopec Shanghai Petrochemical Co Ltd	RMB 3.55	2,977	6.8x	7.4x	3,711	4.5x	5.1x
China Petroleum and Chemical (Sinopec)	4.08	42,880	9.3	9.0	65,355	5.1	5.0

		Mean	8.0x	8.2x		4.8x	5.1x

Y (H Share)	HK$2.03	$1,187	10.2x	5.1x	$1,678	5.5x	4.8x

Chinese Cos — H shares
Sinopec Shanghai Petrochemical Co Ltd	HK$2.75	2,977	5.5x	6.0x	3,711	4.5x	5.1x
Sinopec Zhenhai Refining & Chemical Co	8.30	2,695	8.1	7.1	2,524	4.1	3.6
PetroChina	7.05	159,467	9.5	10.3	163,068	5.3	5.4
China Petroleum and Chemical (Sinopec)	3.38	42,880	8.0	7.7	65,355	5.1	5.0

		Mean	7.7x	7.8x		4.7x	4.8x
		Median	8.0	7.4		4.8	5.0

Other Asian Cos
Formosa Chemicals & Fibre Corp	TW$51.3	$8,410	6.3x	6.9x	$9,722	8.0x	8.5x
Formosa Petrochemicals Corp	TW$58.1	16,292	10.7	11.7	20,628	8.3	7.6
National Petrochemical PCL	THB 116	853	9.2	8.5	885	5.5	5.5
PTT Public Co Ltd	THB 228	15,524	9.4	9.3	18,672	8.5	7.9
S Oil Corporation	KRW 79,100	8,565	10.8	11.5	8,887	6.9	7.3
Showa Shell Sekiyu KK	JPY 1,224	4,094	15.3	15.5	4,952	8.4	8.6
Singapore Petroleum Company	SGD 5.05	1,499	7.0	6.6	1,825	6.9	6.4
TonenGeneral Sekiyu KK	JPY 1,215	6,321	16.6	17.3	6,936	8.2	8.6

		Mean	10.7x	10.9x		7.6x	7.5x
		Median	10.1	10.4		8.1	7.8

Source: Estimates based on IBES. No updated EBITDA forcast for Y since issuing profit warning.

(a)	Market cap for all classes of shares, which is sum of H-shares’ share price multipled by number of H-shares outstanding and A-shares’ share price multipled by number of legal person shares and A-shares outstanding. Firm value based on net debt as of Dec 31, 2004 from Company’s annual report

(b)	Firm Value equals market equity value plus straight debt, minority interest, less investments in unconsolidated affiliates and cash.
Y is currently trading at multiples significantly higher than it’s A-Share and H-Share peers

6

Key Statistics of H-Share and A-Share Offers (Option 1 – X + Y)
Cost of Acquiring Minority Position (Prices as of Aug 1, 2005)

	Premium to Six Month Average Price
	0.0%	5.0%	10.0%	12.5%	15.0%	17.5%	20.0%	22.5%	25.0%

Price per Share paid to Minority
A Share (RMB)	4.23	4.45	4.66	4.76	4.87	4.97	5.08	5.19	5.29
H Share (HK$)	2.07	2.18	2.28	2.33	2.38	2.44	2.49	2.54	2.59

Number of Shares held by Minority (MM)
A Shares	200	200	200	200	200	200	200	200	200
H Shares	965	965	965	965	965	965	965	965	965

X Share Price
H Share (HK$)	7.05	7.05	7.05	7.05	7.05	7.05	7.05	7.05	7.05

Conversion Ratios
Y’s H Shares per X’s H Share (without additional premium	3.40	3.24	3.09	3.02	2.96	2.89	2.83	2.78	2.72
Y’s H Shares per X’s H Share (with additional premium)	3.09	2.94	2.81	2.75	2.69	2.63	2.58	2.52	2.47

Number of X Shares Required (MM)
H Share (share offer at no additional premium)	283.8	298.0	312.2	319.3	326.4	333.5	340.6	347.7	354.8
% of X’s enlarged equity	1.6%	1.7%	1.7%	1.8%	1.8%	1.9%	1.9%	1.9%	2.0%
H Share (share offer at 10% additional premium)	312.2	327.8	343.4	351.2	359.0	366.8	374.6	382.4	390.2
% of X’s enlarged equity	1.7%	1.8%	1.9%	2.0%	2.0%	2.0%	2.1%	2.1%	2.2%

Note:

(1)	For the purpose of this analysis, we have assumed 100% acceptance rate for the Share offer.

7

Key Statistics of H-Share and A-Share Offers (Option 1 – X + Y)
Share Offer at 10% additional premium to the Cash Offer (Prices as of Aug 1, 2005)
(RMB Millions, except per share data)

			Consideration		Cash Offer Premium to Six Month Average Price
			Payable		0.0%		5.0%		10.0%		12.5%		15.0%		17.5%		20.0%		22.5%		25.0%
Percentage of Shareholders accepting Cash Offer(balance shareholders accepting Share Offer)		H-Share Cash Offer Price (HKD)			2.07		2.18		2.28		2.33		2.38		2.44		2.49		2.54		2.59

		A-Share Cash Offer Price (RMB)			4.23		4.45		4.66		4.76		4.87		4.97		5.08		5.19		5.29

		0%	Cash		—		—		—		—		—		—		—		—		—
			Value of Shares		3,226		3,388		3,549		3,630		3,710		3,791		3,872		3,952		4,033

			Total		3,226		3,388		3,549		3,630		3,710		3,791		3,872		3,952		4,033

		20%	Cash		587		616		645		660		675		689		704		719		733

			Value of Shares		2,581		2,710		2,839		2,904		2,968		3,033		3,097		3,162		3,226

			Total		3,168		3,326		3,484		3,564		3,643		3,722		3,801		3,880		3,960

		40%	Cash		1,173		1,232		1,291		1,320		1,349		1,379		1,408		1,437		1,466

			Value of Shares		1,936		2,033		2,129		2,178		2,226		2,275		2,323		2,371		2,420

			Total		3,109		3,264		3,420		3,498		3,575		3,653		3,731		3,808		3,886
		60%	Cash		1,760		1,848		1,936		1,980		2,024		2,068		2,112		2,156		2,200

			Value of Shares		1,291		1,355		1,420		1,452		1,484		1,516		1,549		1,581		1,613

			Total	3,050		3,203		3,355		3,432		3,508		3,584		3,660		3,737		3,813

	80%		Cash	2,346		2,464		2,581		2,640		2,698		2,757		2,816		2,874		2,933

			Value of Shares	645		678		710		726		742		758		774		790		807

			Total	2,992		3,141		3,291		3,366		3,440		3,515		3,590		3,665		3,740

	100%		Cash	2,933		3,080		3,226		3,300		3,373		3,446		3,520		3,593		3,666

			Value of Shares	—		—		—		—		—		—		—		—		—

			Total	2,933		3,080		3,226		3,300		3,373		3,446		3,520		3,593		3,666

Notes:

(1)	Share consideration assumed to be at a 10% premium to the cash consideration

(2)	Exchange rate of HKD 0.96 / CNY 1

(3)	As per Company guidance at meeting of 19 July, we understand that the Company is considering only a cash consideration at present

Information of Public Market Transaction Premia
▶	Key factors which determine the level of premium in both situations required include:
•	Cash vs. stock acquisition currency

•	Level of expected competition for target

•	Need for target to sell and perspectives of target shareholders over future viability of company

			Premia prior to Announce
Year	Target	Acquiror	1 Day	10 Days	30 Days	60 Days

2005	Henderson China	Henderson Land	56.3%	50.9%	54.0%	54.3%
2005	Yanhua	Sinopec	10.9	18.8	23.9	24.3
2004	Kwong Sang Hong Intl	Power Jade Capital Ltd	5.0	23.0	36.2	52.63
2003	Chevalier Constr Hldg	Chevalier Intl Hldg Ltd	16.3	16.3	23.8	37.4
2003	JGC Holding	Public Bank Bhd	19.7	19.4	21.3	25.6
2003	SIIC Medical Science	Shanghai Indl Hldg Ltd	15.0	20.8	24.3	31.9
2003	eSun Holdings Ltd	Lai Sun Development	27.3	28.6	30.6	18.9

		Average (Excl High/low)	17.8%	22.1%	27.8%	34.4%

Source: Bloomberg, Company Filings With reference to cash alternatives only

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